                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

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     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                     Northern States Financial Corporation
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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                  [NORTHERN STATES FINANCIAL COPRORATION LOGO]
                     NORTHERN STATES FINANCIAL CORPORATION
                              1601 N. LEWIS AVENUE
                            WAUKEGAN, ILLINOIS 60085
                            TELEPHONE (847) 244-6000
                            ------------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                     NORTHERN STATES FINANCIAL CORPORATION
                          TO BE HELD ON APRIL 27, 2000
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Northern States Financial Corporation (the "Company") will be held on Thursday, April 27, 2000, at 4:30 p.m., at the office of the Bank of Waukegan, 1601 N. Lewis Avenue, Waukegan, Illinois.

     A Proxy Statement and Proxy Card for this Annual Meeting are enclosed herewith. The Annual Meeting is for the purpose of considering and voting on the following matters:

     I.   The election of directors to serve terms of one year each;

     II. The ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors of the Company for the year ending December 31, 2000;

     III. Such other business as may properly come before the meeting or any adjournments thereof.

Note: The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Pursuant to the Bylaws of the Company, the Board of Directors has fixed March 23, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting or any adjournments thereof.

     EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR BY SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.
                                        By Order of the Board of Directors:

                                        /s/ Helen Rumsa
                                        Helen Rumsa
                                        Secretary

                                        Waukegan, Illinois
                                        March 28, 2000

                  [NORTHERN STATES FINANCIAL CORPORATION LOGO]

                     NORTHERN STATES FINANCIAL CORPORATION
                              1601 N. LEWIS AVENUE
                            WAUKEGAN, ILLINOIS 60085
                            TELEPHONE (847) 244-6000
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 27, 2000
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Northern States Financial Corporation, a Delaware corporation (the "Company" or "Northern States"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held on April 27, 2000. This Proxy Statement and the accompanying proxy are being mailed to the stockholders on or about March 28, 2000. Your proxy is being solicited by the Board of Directors of the Company. The solicitation of proxies will be made by mail except for any incidental solicitation on the part of directors and officers, without additional remuneration, of the Company and of its affiliates by personal interviews, by telephone, or by telegraph. The Company will bear the cost of solicitation of proxies and it may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of the Company's stock.

     Stockholders are urged to specify the way they wish to vote their shares by marking the appropriate boxes on the enclosed proxy. Any proxy given by the stockholder may be revoked at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a written revocation or by submitting a duly executed proxy bearing a later date. Any stockholder present at the Annual Meeting may revoke his or her proxy and vote personally on each matter brought before the Annual Meeting. The shares represented by the enclosed proxy will be voted as specified by the stockholders. If no choice is specified, the proxy will be voted FOR the proposals contained in this Proxy Statement. Shares represented by proxies which are marked "abstain" as to any such matter will be counted as votes cast, which will have the same effect as a negative vote on such matter. Proxies relating to "street name" shares which are not voted by brokers on one or more, but less than all, matters will be treated as shares present for purposes of determining the presence of a quorum but will not be treated as votes cast as to such matters not voted upon.

     The 1999 Annual Report of the Company, including the consolidated financial statements, is being sent to stockholders concurrently with this Proxy Statement.

     On March 23, 2000, the record date selected by the Board of Directors for the determination of stockholders entitled to vote at the Annual Meeting, the Company had 4,460,345 shares of Common Stock, $.40 par value, issued and outstanding. For each matter to be voted upon at the Annual Meeting, each issued and outstanding share is entitled to one vote.

     The Company has one subsidiary: the Bank of Waukegan (the "Bank").

                       DIRECTORS AND EXECUTIVE MANAGEMENT

     The Board of Directors of the Company consists of twelve directors. All current directors are standing for reelection. The following table sets forth certain information regarding each nominee for the Board of Directors of the Company. If elected, each director will serve until the next annual meeting or until a successor is elected and qualified.

                                             DIRECTOR         PRINCIPAL OCCUPATION AND POSITIONS HELD
             NAME                  AGE(1)     SINCE         WITH THE COMPANY DURING THE PAST FIVE YEARS.
             ----                  ------    --------       --------------------------------------------
Fred Abdula....................     74         1984      Chairman of the Board and President of the
                                                         Company. Owner and President of Air Con
                                                         Refrigeration and Heating, Inc. a heating and air
                                                         conditioning contracting firm. Director of
                                                         Statewide Holding Corporation, Inc., an insurance
                                                         company.
Helen Rumsa....................     75         1984      Director and Secretary of the Company. Secretary
                                                         of Bertrand Bowling Lanes, Inc., a bowling
                                                         establishment in Waukegan, Illinois.
Kenneth W. Balza...............     62         1988      Director, Retired as President, Bank of Waukegan
                                                         in January, 1999. Served as President from 1988
                                                         until retirement.
Jack H. Blumberg...............     68         1991      Director. Managing partner of Blumberg & Co., a
                                                         real estate company.
Frank Furlan...................     70         1984      Director. Owner and President of Northern Illinois
                                                         Survey Co., a civil engineering consulting firm
                                                         dealing with land development and municipal
                                                         engineering services.
Harry S. Gaples................     64         1987      Director. President of Kleinschmidt Inc.
                                                         Kleinschmidt provides car location message
                                                         services to shippers and value added network
                                                         services for business documents electronically
                                                         exchanged.
Laurance A. Guthrie............     60         1989      Director. Vice President and Secretary of Doyle
                                                         Distributing Co., Inc., the Miller beer products
                                                         distributor in Lake County, Illinois.
James A. Hollensteiner.........     68         1991      Director. Owner and President, Hollensteiner &
                                                         Associates. Hollensteiner & Associates is a bank
                                                         marketing company, which primarily publishes and
                                                         sells a newsletter for bank customers. From 1990
                                                         to February 1993, Chairman of the Board and Chief
                                                         Executive Officer of First Federal Bank, fsb.
Raymond M. Mota................     50         1996      Director. Owner and President of Mota Construction
                                                         Co., Inc. a general building construction and
                                                         contracting firm. Chairman of the State of
                                                         Illinois Capital Development Board.
Frank Ryskiewicz...............     73         1984      Director. Owner and Chairman of the Board of
                                                         Bertrand Bowling Lanes, Inc.
Henry G. Tewes.................     68         1984      Director. Retired as Owner and President of the
                                                         Tewes Company in 1986. Tewes Company provides fuel
                                                         oil, excavating and hauling services to the
                                                         construction industry.
Arthur J. Wagner...............     76         1984      Director. Retired as President and Chief Executive
                                                         Officer of Fansteel, Inc., a metallurgical
                                                         manufacturing company in 1988. He served on the
                                                         Fansteel, Inc. Board of Directors until December,
                                                         1989.

-------------------------
(1) At December 31, 1999

     Directors are elected by a plurality of the votes cast. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. It is the intention of the persons named in the enclosed proxy, unless authorization to do so is withheld, to vote the proxies received by them for the election of the nominees named above. If, prior to the Annual Meeting, any nominee should become unavailable for election, an event which is not anticipated by the Board, the proxies will be voted for election of such substitute nominee or nominees as the Board of Directors may propose.

COMMITTEES OF THE BOARD OF DIRECTORS OF THE COMPANY

     During 1999 the Company's Board of Directors held twelve meetings and each incumbent director attended 75% or more of the aggregate board and committee meetings of the Company on which he or she served.

     The Company has an Audit Committee comprised of the following directors:
Mr. Furlan (Chairman), Mr. Balza, Mr. Gaples, Mr. Hollensteiner, Mr. Mota, and Mr. Wagner. The Audit Committee met two times in 1999. The Audit Committee is to oversee the work of the Company's internal audit staff and to arrange for and to oversee the annual consolidated audit of the Company, and its subsidiary, the Bank of Waukegan by independent accountants and to make a written report of such consolidated audit to the full Board of Directors. Included in the Audit Committee's responsibilities are to recommend to the Board the independent accountants to be selected and to review the scope of the audit, the financial statements, the independent accountants' letter of comments and management's responses thereto and the fees charged for audits and special assignments.

     The Company has Compensation and Employee Benefits Committee comprised of the whole Board of Directors. Mr. Furlan is Chairman of such committee. The Compensation and Employee Benefits Committee met once in 1999. The principal function of the Compensation and Employee Benefits Committee is to annually review the compensation paid to employees of the Company and its subsidiary, to establish guidelines for salary increases for such employees and to oversee and administer the profit sharing plans and welfare benefit plans.

     The Company has an Omnibus Incentive Plan Committee comprised of Mr. Furlan (Chairman), Mr. Abdula, Mr. Gaples, Ms. Rumsa, and Mr. Wagner. Such committee did not meet during 1999 as no awards were granted. The function of the committee is to administer the 1992 Omnibus Incentive Plan and to provide recommendations to the Board of Directors for the granting of awards. Members of this committee are not eligible to receive awards under the Omnibus Incentive Plan.

     The Company has a formal nominating committee comprised of Mr. Tewes (Chairman), Mr. Abdula, Ms. Rumsa, Mr. Ryskiewicz, and Mr. Wagner, which met once in 1999. The principal function of the nominating committee is to nominate persons to the Board of Directors. The nominating committee will consider nominees to the Board of Directors recommended by the stockholders. Any such nomination intended to be presented at the 2001 Annual Meeting must be submitted in writing to the Chairman of the Board of the Company by November 28, 2000, and should be accompanied by a biography of the nominee.

     All Directors serve on the Board of Directors of both the Company and the Bank of Waukegan. Directors receive no compensation for serving on the Board of Directors of the Company or for any committee meetings. Directors receive $600 for each meeting of the Bank of Waukegan's Board of Directors with the exception of Ms. Rumsa who receives $1,000 for each meeting as compensation for acting as secretary to the Board of Directors and its various committees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For information regarding certain relationships and related transactions, please refer to the section entitled "Compensation Committee Interlocks and Insider Participation" in this Proxy Statement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Common Stock as of March 23, 2000, by (i) each director nominee, (ii) each executive officer, and (iii) all executive officers and director nominees as a group. Beneficial ownership means the sole or shared power to vote or dispose of such securities.

                  NAME OF DIRECTOR NOMINEE                    NUMBER OF        PERCENT
                    OR EXECUTIVE OFFICER                      SHARES(1)       OWNERSHIP
                  ------------------------                    ---------       ---------
Fred Abdula.................................................    856,000         19.1%
Kenneth W. Balza............................................     25,820           .6%
Jack H. Blumberg............................................      9,910(2)        .2%
Frank Furlan................................................     34,800           .8%
Harry S. Gaples.............................................    100,000          2.2%
Laurance A. Guthrie.........................................    109,125          2.4%
James A. Hollensteiner......................................     47,500(3)       1.1%
Raymond M. Mota.............................................     47,175          1.1%
Helen Rumsa.................................................     68,500          1.5%
Frank Ryskiewicz............................................     91,960(4)       2.1%
Henry G. Tewes..............................................     72,050          1.6%
Arthur J. Wagner............................................     37,500           .8%
                                                              ---------         -----
All director nominees and executive officers of the
  Company...................................................  1,500,340         33.5%
                                                              =========         =====

-------------------------
(1) Includes shares owned jointly with spouses and shares owned individually by spouses.

(2) Includes 1,910 shares issuable pursuant to options granted under the 1992 Omnibus Incentive Plan and exercisable within 60 days of March 23, 2000.

(3) Includes 10,000 shares issuable pursuant to options granted under the 1992 Omnibus Incentive Plan and exercisable within 60 days of March 23, 2000.

(4) Includes 22,000 shares owned jointly with children.

     The following table lists persons who beneficially own 5% or more of the Common Stock as of March 23, 2000. Except for Mr. Abdula, whose interest is set forth above, to the Company's knowledge there are no persons, other than those listed, who beneficially own 5% or more of the Common Stock.

                                                              AMOUNT OF
                      NAME AND ADDRESS                        BENEFICIAL    PERCENT
                    OF BENEFICIAL OWNER                       OWNERSHIP    OWNERSHIP
                    -------------------                       ----------   ---------
Theodore Bertrand...........................................   341,000       7.6%
38875 Blue Spruce Ct
Wadsworth, IL 60083
Thomas R. Bertrand..........................................   347,500       7.8%
17585 Bridle Trail Rd
Gurnee, IL 60031

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten percent stockholders are also required by the SEC rules to furnish the Company with copies of such forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during fiscal 1999, all

Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities including amounts paid in connection with committees or special assignments as well as directors' fees and officers' bonuses for each of the years ended December 31, 1999, 1998 and 1997 to each of its executive officers whose total cash compensation during the year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION
                                        -------------------------------------------
                                                                     OTHER ANNUAL        ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR    SALARY     BONUS    COMPENSATION(1)   COMPENSATION(2)
     ---------------------------        ----    ------     -----    ---------------   ---------------
Fred Abdula...........................  1999   $145,500   $45,500       $7,200            $10,164
Chairman of                             1998    153,000    45,500        7,200             10,765
  the Board                             1997    145,500    45,500        7,200             10,756

-------------------------
(1) Consists of director fees.

(2) Consists of the Company's contribution to its Profit Sharing Plan.

           REPORT OF THE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation and Employee Benefits Committee of the Board of Directors established the general compensation policies of the Company and establishes the compensation plans and specific compensation levels for executive officers. This Committee's report documents the components of the Company's executive officer compensation programs and describes the basis on which 1999 compensation determinations were made by the Committee with respect to the officers of the Company, including the executive officers that are named in the compensation tables.

     The Compensation and Employee Benefits Committee is comprised of the entire Board of Directors. The Chairman is Mr. Furlan who is an independent, non-employee director who has no interlocking relationship as defined by the SEC. Mr. Abdula is not present and does not vote or participate when discussion of his compensation plan is presented.

     The Committee considers all elements of compensation when determining individual components of pay. The Committee relies in part on recommendations from the Chairman and President of the Company regarding compensation levels for executive officers excluding him.

COMPENSATION PHILOSOPHY AND OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION
PROGRAMS

     It is the philosophy of the Company to ensure that executive compensation be directly linked to continuous improvement in corporate financial performance and increases in stockholder value. The following objectives serve as the guiding principles for all compensation decisions:

          1. Provide a competitive total compensation package that is externally competitive, internally equitable and that enables the Company to attract, develop, reward and retain highly qualified and productive individuals.

          2. Support a compensation program that supplements overall Company compensation amounts based on Company-wide results, team oriented results, and individual performance.

          3. Provide motivation for the executive to enhance stockholder value.

     The Compensation and Employee Benefits Committee believes that the Company's current executive compensation program has been designed and is administered in a manner consistent with these objectives.

     The Company's compensation opportunities are structured to encourage initiative, achievement and teamwork. The annual compensation mix provides for competitive base salaries as well as the ability to receive additional cash components for performance as measured by specific goals.

     The Committee is committed to a strong, positive link between business, performance, and strategic goals, and compensation and benefit programs.

COMPENSATION PROGRAM COMPONENTS

     The Compensation and Employee Benefits Committee regularly reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. This entails an evaluation of both the total compensation levels and the individual components, as weighted relative to one another, of the compensation program for executive officers including base salary and annual incentives. In determining competitive levels, the Committee obtains and utilizes information such as compensation surveys and comparative analyses of compensation data in other proxy statements, outside compensation consultants and other sources. The Company's incentive plans are designed to link directly to financial performance measures; therefore, the actual value of an executive's compensation package will vary based on the performance of the Company.

     Following is a description of the elements of Northern States' executive compensation and how each relates to the objective and policy outline above:

BASE SALARY

     The Compensation and Employee Benefits Committee reviews each executive officer's salary annually. In determining appropriate salary levels, the Committee considers level and scope of responsibility, experience, a subjective evaluation of overall Company performance, individual performance, return on equity, as well as pay practices of other banking companies relating to executives of similar responsibility. No specific weightings are assigned to these criteria.

     Actual salaries are based on individual performance contributions relative to competitive salary range, for each position, that the Committee considers to be reasonable and necessary. Other factors, including background, experience and scope of accountability, can influence the determination of the appropriate salary level for an executive officer. The Committee approves all salary changes for the Company's officers, and bases individual salary changes on a combination of factors such as the performance, salary level relative to the competitive market, the salary budget for the Company and recommendation of the Company's Chairman of the Board and President.

     By design the Compensation and Employee Benefits Committee strives to pay executive salaries in line with competitive market levels. In defining the competitive market, the Committee includes companies in the financial institutions industry with an average size and location comparable to the Company.

ANNUAL INCENTIVES

     The Compensation and Employee Benefits Committee believes maximum performance can be encouraged through the use of an appropriate bonus program.

     Each year an Officer Bonus Plan is considered prior to the beginning of the new fiscal year and, if recommended by the Committee, is submitted to the Board of Directors for adoption, along with a recommendation of those employees eligible for participation. The Committee administers the bonus program with respect to all participants.

     The Company's officers are eligible to participate in an annual bonus program based primarily on the attainment of certain return on equity goals. The objective of this program is to deliver competitive levels of compensation for the attainment of financial objectives and operating results that the Committee believes are primary determinants of share price over time. In particular, the program aims to focus corporate behavior on consistent and steady earnings growth as measured by return on assets, return on equity and basic earnings per share.

     The bonus program is designed to encourage initiative and creativity in the achievement of annual corporate and personal goals and to foster effective teamwork. It also enables the Company, without inflating base salaries, to retain highly skilled managers and competitively reward them with performance measured cash compensation.

     All participants, except for Mr. Abdula, are assigned weightings for various performance elements consisting of at least one or more operational and/or personal goals which can vary from year to year and are unique to each individual participant, and for teamwork effectiveness. Weights for these elements are based on an individual's accountability and impact on overall operations. The program adopted for 1999 had various incentive levels based on the participant's accountability and impact on Company operations, with target award opportunities ranging from 3% to 15% of base salary.

     In rating the performance and in determining the amount of annual incentive payments for Mr. Abdula, the Committee considers the overall effectiveness of Mr. Abdula in guiding the affairs of the Company as evaluated by corporate performance for the year and by progress toward long-range objectives and strategies.

RATIONALE FOR CHIEF EXECUTIVE OFFICER'S COMPENSATION

     Mr. Abdula became Chairman of the Board of the Bank of Waukegan in June, 1982. When the Northern States Financial Corporation was formed in 1984 for becoming the parent bank holding company of the Bank of Waukegan, Mr. Abdula became Chairman and President of Northern States. His compensation package has been designed to encourage short and long-term Company performance in line with the interests of the stockholders. A portion of his compensation is at risk, in the form of the annual incentive bonus.

     Annually, the Compensation and Employee Benefits Committee receives an analysis on all aspects of the President's remuneration and the relationship of the President's compensation to comparative survey data. During its review, the Committee primarily considers the Company's overall performance (earnings growth, asset growth and total stockholder return), adherence to the Company's strategic plan and sound management practices. No weighting is assigned to these factors; they are considered to have the same relative importance. Therefore, although there is necessarily some subjectivity in setting the President's salary, major elements of the compensation package are directly tied to Company performance. Additionally, in its review of management performance and compensation, the Committee has also taken into account the President's consistent commitment to the long-term success of the Company.

     In accordance with the Committee's established procedure and policies noted above, the Committee considered a base salary increase for the President at its meeting of December 11, 1999. The President, however, requested that the Committee consider his viewpoint and limit his base salary. The Committee acknowledged the President's point of view and decreased his salary by $7,500 even though his performance warranted an increase. Therefore, Mr. Abdula's base salary was decreased to $145,500 for 1999, and approximates the mid-point of the competitive market.

     In consideration of the annual bonus incentive, the President's program is based primarily on improved financial performance and return to stockholders. For 1999, the Committee's decisions took into consideration that financial performance, as measured by basic earnings per share, would be above that achieved for fiscal 1998 and that the Company would achieve the goals established for 1999. The President however, requested that the Committee consider his viewpoint to limit any proposed increase to his annual bonus incentive. The Committee acknowledged the President's point of view and kept his annual bonus at the same level as it had been in 1998 and 1997, although his performance warranted an increase.

     The annual incentive bonus paid to Mr. Abdula for fiscal 1999, determined as explained above, was $45,500, the same as in 1998 and 1997, which was approximately 31.3% of his base 1999 salary. Mr. Abdula's total direct compensation (base salary plus bonus) approximated the mid-point of the competitive market for 1999.

CONCLUSION

     After its review of all existing components, the Compensation and Employee Benefits Committee concluded that the total compensation program for executives of the Company is competitive with the compensation programs provided by other corporations with which the Company compares.

     The Board of Directors' Compensation and Employee Benefits Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 and the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporated this information by reference, and shall not otherwise be deemed filed under such Acts.

     The foregoing report has been furnished by Messrs. Abdula, Balza, Blumberg, Furlan, Gaples, Guthrie, Hollensteiner, Mota, Ryskiewicz, Tewes, Wagner and Ms. Rumsa.

                     COMPENSATION AND COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Mr. Abdula, Chairman of the Board and President of the Company during 1999, served on the Compensation and Employee Benefits Committee of Northern States Financial Corporation for the past fiscal year.

     Although Mr. Abdula served on the Compensation and Employee Benefits Committee, he did not participate in any discussion or decisions regarding his own compensation as an executive officer.

     The directors and executive officers of the Company and their associates are, as they have been in the past, customers of, and have had transactions with, the subsidiaries of the Company, and additional transactions may be expected to take place in the future between such persons and subsidiaries. All outstanding loans from the Company's subsidiary bank to such persons and their associates were made in the ordinary course of business of the subsidiary bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. Any future transactions, including loans, between the Company (including its subsidiaries) and its officers, directors and affiliates will be approved by a majority of disinterested directors and will be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

     At December 31, 1999, loans to executive officers and directors of the Company totaled $20,000 or .03% of stockholders' equity.

                              COMPANY PERFORMANCE

     The following line graph shows a comparison of the cumulative returns for the for past five years, since December 31, 1994, for the Company, an index of a new group of peer corporations selected by the Company, an index of the old peer group used by the Company in last year's proxy statement and the NASDAQ Market Index.

                                  [LINE GRAPH]

                                          12/31/94    12/31/95    12/31/96    12/31/97    12/31/98    12/31/99
                                          --------    --------    --------    --------    --------    --------
Northern States                           $100.00     $111.06     $133.13     $188.76     $204.10     $183.76
New Peer Group                             100.00      149.07      186.10      245.82      212.14      172.25
Old Peer Group                             100.00      131.11      176.40      241.65      212.13      204.36
NASDAQ Market Index                        100.00      129.71      161.18      197.16      278.08      490.46

     The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) for each of the periods for the Company, the new peer group, the old peer group and the NASDAQ Market Index is based on the stock price or composite index on December 31, 1994.

     The above graph compares the performance of the Company with that of the NASDAQ Market Index, and two groups of peer corporations with the investment weighted on market capitalization. Corporations in the new peer group are northern Illinois bank holding companies as follows: Corus Bankshares, Inc., CoVest Bancshares, Inc., First Oak Brook Bancshares, Inc., MB Financial, Inc., Princeton National Bankcorp, Inc., Success Bankshares, Inc., UnionBancorp, Inc. and Wintrust Financial Corporation. Corporations included in the old peer group are northern Illinois bank holding companies as follows: Amcore Financial Inc., Corus Bankshares, Inc., First Midwest Bancorp, Inc., First Oak Brook Bancshares, Inc. and Princeton National Bankcorp, Inc. The Pinnacle Bancorp, Inc. was included in the old peer group last year but was acquired by another financial institution during the year and, therefore, is not included in the old peer group.

     The new peer group was included in this year's performance graph as the number of members of the old peer group has become limited. Another factor for including a new peer group in the graph is that some members of the old peer group have much larger assets than Northern States lessening their comparability. Both Amcore Financial Inc. and First Midwest Bancorp, Inc., in the old peer group, have assets exceeding $3 billion and their larger size makes them less comparable for peer group purposes.

                       SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Crowe, Chizek and Company LLP as independent auditors for the Company for the year ending December 31, 2000. The Board recommends ratification of this action.

     Representatives of Crowe, Chizek and Company LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE SELECTION OF CROWE, CHIZEK AND COMPANY LLP AS INDEPENDENT AUDITORS.

                             STOCKHOLDER PROPOSALS

     If a stockholder intends to present a proposal at the Company's 2001 Annual Meeting of Stockholders and desires that the proposal be included in the Company's Proxy Statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the Company's principal executive offices not later than November 28, 2000. As to any proposal that a stockholder intends to present to stockholders without inclusion in the Company's Proxy Statement for the Company's 2001 Annual Meeting of Stockholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than February 12, 2001. Even if proper notice is received on or prior to February 12, 2001, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act. Such proposals should be addressed to Helen Rumsa, Secretary, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, IL 60085.

                                 OTHER BUSINESS

     At this date, management knows of no business to be presented at the meeting which has not been described above. If, however, some other matter should be presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons voting the proxy.

     A COPY OF COMPANY'S ANNUAL REPORT ON THE FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO THOMAS M. NEMETH, VICE PRESIDENT & TREASURER, NORTHERN STATES FINANCIAL CORPORATION, 1601 N. LEWIS AVENUE, WAUKEGAN, IL 60085.
                                          By Order of the Board of Directors

                                         /s/ Helen Rumsa
                                          Helen Rumsa
                                          Secretary

Waukegan, Illinois
March 28, 2000

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS. ALTHOUGH YOU MAY PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU EXECUTE, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY EITHER IN WRITING OR IN PERSON AT THE ANNUAL MEETING PRIOR TO ITS BEING VOTED.

                     NORTHERN STATES FINANCIAL CORPORATION
                 Annual Meeting of Stockholders, April 27, 2000
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of Northern States Financial Corporation hereby appoints Fred Abdula and Henry G. Tewes as Proxies, each with the power to appoint a substitute and hereby authorizes them to vote all such shares of such Company as to which the undersigned is entitled to vote at the Annual Meeting of Stockholders of such Company and at all adjournments thereof, to be held at the Bank of Waukegan, 1601 N. Lewis Avenue, Waukegan, Illinois on Thursday, April 27, 2000, at the hours of 4:30 P.M., (Local Time), in accordance with the following instructions.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION AND FOR RATIFICATION OF CROWE, CHIZEK AND COMPANY LLP AS INDEPENDENT AUDITORS AND, WITH DISCRETIONARY AUTHORITY, AS TO ANY AND ALL OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

           NORTHERN STATES FINANCIAL CORPORATION 2000 ANNUAL MEETING

1. ELECTION OF DIRECTORS: 1-Fred Abdula 2-Kenneth W. Balza                       /  /  FOR all nominees      /  / WITHHOLD AUTHORITY
                          3-Jack H. Blumberg 4-Frank Furlan                            listed to the              to vote for all
                          5-Harry S. Gaples 6-Laurence A. Guthrie                      left (except as            nominees listed
                          7-James A. Hollensteiner 8-Raymond M. Mota                   specified below).          to the left.
                          9-Helen Rumsa 10-Frank Ryskiewicz
                          11-Henry G. Tewes 12-Arthur J. Wagner

(Instructions: To withhold authority to vote for any indicated nominee,          -------------------------------------------------
write the number(s) of the nominees(s) in the box provided to the right.)
                                                                                 -------------------------------------------------

2. The ratification of the appointment of Crowe, Chizek and Company LLP as
   independent auditors for the Company for the year ending December 31, 2000    /  / FOR           /  / AGAINST       /  / ABSTAIN

Check appropriate box                                    Date                    NO. OF SHARES
Indicate changes below:                                      -----------------   -------------------------------------------------
Address Change?      /  /       Name Change?   /  /

                                                                                 -------------------------------------------------


                                                                                 SIGNATURE(S) IN BOX

                                                                                 Signature of stockholder should correspond exactly
                                                                                 with the name printed hereon. Joint owners should
                                                                                 each sign personally. Executors, administrators,
                                                                                 trustees, etc., should give full title and
                                                                                 authority.
